UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

Elfun Diversified Fund

Elfun International Equity Fund

Elfun Trusts

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ELFUN GOVERNMENT MONEY MARKET FUND

ELFUN TAX-EXEMPT INCOME FUND

ELFUN INCOME FUND

ELFUN DIVERSIFIED FUND

ELFUN INTERNATIONAL EQUITY FUND

ELFUN TRUSTS

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Unitholder:

We need your help. We recently sent to you proxy materials regarding the upcoming special meeting of unitholders (the “Meeting”) of the funds listed above (each, a “Fund,” and collectively, the “Funds”). Our records indicate that we have not received your proxy voting instructions for this Meeting scheduled for June 22, 2016. Please take a moment now to cast your proxy vote so that your shares may be represented. Another copy of your proxy ballot(s) has been enclosed. Your vote is critical to the outcome of this Meeting.

Should you have any questions regarding the proposal, please call our toll-free number 1-877-361-7965 between 9:00 a.m. and 10:00 p.m. Eastern time Monday to Friday to speak to a live representative. The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Please take a moment now to cast your vote using one of the options listed below:

Vote with a proxy specialist by calling 1-877-361-7965. We can answer your questions and record your vote. (Open: M-F 9am – 10pm)

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the three prior voting options listed above so that your vote is certain to be counted at the Meeting on June 22, 2016.

Elfun-2016-R